    As filed with the Securities and Exchange Commission on December 31, 1997
                                                   Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             The Topps Company, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                                              11-2849283
 -------------------------------                          ----------------------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                               1 Whitehall Street
                            New York, New York 10004
                            ------------------------
                     (Address of principal executive offices

                 The Topps Company, Inc. 1996 Stock Option Plan
                 ----------------------------------------------
                            (Full title of the plan)

                              Warren E. Friss, Esq.
                             Deputy General Counsel
                             The Topps Company, Inc.
                               1 Whitehall Street
                            New York, New York 10004
                                 (212) 376-0300
                                 --------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                               -------------------

                                    COPY TO:
                             Steven J. Gartner, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022
                                 (212) 821-8000


                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
                                Proposed          Proposed
Title of                        maximum           maximum
securities     Amount           offering          aggregate     Amount of
to be          to be            price             offering      registration
registered     registered(1)    per option        price         fee
--------------------------------------------------------------------------------
Options to
Purchase
Common Stock,
$0.01 par
value per
share          900,000          $1.00             $900,000         $265.50
------------------------------

     (1) This Registration Statement covers the sale of options to purchase up to 900,000 shares of common stock authorized to be sold under The Topps Company, Inc. 1996 Stock Option Plan (the "Plan").


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                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, filed with the Securities and Exchange Commission (the "Commission") by The Topps Company, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

                      (a) The Company's Annual Report on Form 10-K for the
               fiscal year ended March 1, 1997, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                      (b) The Company's Quarterly Reports on Form 10-Q for the
               quarters ended May 31, 1997 and August 30, 1997, filed pursuant to the Exchange Act;

                      (c) The Company's Registration Statement on Form S-8,
               filed on May 12, 1997 pursuant to the Securities Act of 1933, as amended (the "Securities Act"); and

                      (d) The description of Company's Common Stock, par value
               $0.01 per share (the "Common Stock"), which is contained in the Company's Registration Statement on Form 8-A, filed pursuant to the Exchange Act, dated May 1, 1987, as updated in the Company's Registration Statement on Form S-1, Registration No. 33-27826, filed pursuant to the Securities Act, dated April 26, 1989.

        In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. As of the date of this Registration Statement, Jack H. Nusbaum, a partner of Willkie Farr & Gallagher, is a director of the Company and beneficially owns 52,000 shares of Common Stock.



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Item 8. EXHIBITS

Exhibit No.
-----------

           5 Opinion of Willkie Farr & Gallagher as to the validity of the options to be sold.

           23.1   Consent of Deloitte & Touche LLP.

           23.2   Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

           24 Powers of Attorney (contained in the signature pages of this Registration Statement).


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of December, 1997.

                                          THE TOPPS COMPANY, INC.



                                          By:     /s/ Arthur T. Shorin
                                             -----------------------------
                                                 Arthur T. Shorin
                                                 Chairman of the Board and
                                                 Chief Executive Officer

        Each of the undersigned officers and directors of The Topps Company, Inc. hereby severally constitutes and appoints Arthur T. Shorin and Scott Silverstein, and each of them, his true and lawful attorney-in-fact, in any and all capacities, with full power of substitution, to sign any further amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                   Title                           Date
---------                   -----                           ----



/s/ Arthur T. Shorin        Chairman of the Board, Chief    December 23, 1997
------------------------    Executive Officer and Director
Arthur T. Shorin            (principal executive officer)




/s/ Catherine Jessup        Vice President and              December 23, 1997
------------------------    Chief Financial Officer
Catherine Jessup            (principal financial and
                            accounting officer)




/s/ Seymour P. Berger       Director                        December 23, 1997
------------------------
Seymour P. Berger



/s/ Allan A. Feder          Director                        December 23, 1997
------------------------
Allan A. Feder



/s/ David M. Mauer          Director                        December 23, 1997
------------------------
David M. Mauer



/s/ Stephen D. Greenberg    Director                        December 23, 1997
------------------------
Stephen D. Greenberg

Signature                   Title                               Date
---------                   -----                               ----



/s/ Wm. Brian Little        Director                        December 23, 1997
------------------------
Wm. Brian Little



/s/ Jack H. Nusbaum         Director                        December 23, 1997
------------------------
Jack H. Nusbaum



/s/ Stanley Tulchin         Director                        December 23, 1997
------------------------
Stanley Tulchin

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                                INDEX TO EXHIBITS

Exhibit No.
-----------

5 Opinion of Willkie Farr & Gallagher as to the validity of the options to be sold.

23.1                Consent of Deloitte & Touche LLP.

23.2                Consent of Willkie Farr & Gallagher (contained in exhibit
                    5).

24 Powers of Attorney (contained in the signature pages to this Registration Statement)